Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

December 7, 2018

Securities and Exchange Commission 100 F Street N.E. Washington, DC 20549
RE:	Cushing ETF Trust Registration Statement on Form N-1A
Ladies and Gentlemen:
On behalf of Cushing ETF Trust (the “Trust”), we are enclosing herewith for filing pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the General Rules and Regulations of the Securities and Exchange Commission (the “Commission”) thereunder, and the Investment Company Act of 1940, as amended, and the General Rules and Regulations of the Commission thereunder, one electronically signed Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”). This Post-Effective Amendment is being filed for the purpose of filing the final executed service provider agreements and amendments thereto.
The Registration Statement relates to four series of the Trust:
•	Cushing® Energy & MLP ETF

•	Cushing® Utility & MLP ETF

•	Cushing® Transportation & MLP ETF

•	Cushing® Energy Supply Chain & MLP ETF
If you have any questions or require any further information with respect to this filing, please call me at (312) 407-0641.
Best regards,

/s/ Kevin T. Hardy
Kevin T Hardy
Enclosure